UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Maxwell Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAXWELL TECHNOLOGIES, INC.

9244 BALBOA AVENUE

SAN DIEGO, CALIFORNIA 92123

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2007

To the Stockholders of

Maxwell Technologies, Inc.

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), will be held on May 3, 2007 at 11:00 a.m., local time, at the Courtyard by Marriott hotel located at 8651 Spectrum Center Drive, San Diego, California 92123, for the purpose of considering and voting upon the:

1.	Election of Mark Rossi, Burkhard Goeschel and Jean Lavigne as directors of the Company in Class II to serve until the 2010 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

2.	Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2007 fiscal year.

3.	Amendment to the 2005 Omnibus Equity Incentive Plan to replenish the equity incentive pool by increasing the number of shares of Common Stock reserved for issuance under the 2005 Omnibus Equity Incentive Plan from 750,000 shares to 1,750,000 shares.

Stockholders may also act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors of the Company (the “Board”) is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

The Board has fixed the close of business on March 5, 2007, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Tim T. Hart
Secretary

April 4, 2007

San Diego, California

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING, EVEN IF YOU PREVIOUSLY RETURNED A SIGNED PROXY. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST PROVIDE A VALID PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

MAXWELL TECHNOLOGIES, INC.

9244 Balboa Avenue, San Diego, California 92123

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON MAY 3, 2007

GENERAL INFORMATION

The Board of Directors of Maxwell Technologies, Inc., a Delaware corporation (the “Company,” or “we” or “us”), is soliciting the enclosed Proxy for use at the 2007 Annual Meeting of Stockholders (the “Meeting”) to be held on May 3, 2007 at 11:00 a.m., local time, at the Courtyard by Marriott hotel located at 8651 Spectrum Center Drive, San Diego, California 92123, and any adjournment or postponement thereof. This Proxy Statement was first being mailed on or about April 4, 2007 to the stockholders. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the stockholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the Meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or postponement thereof.

The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company’s directors, officers and regular employees, without extra compensation, may solicit proxies by telephone, personal interview, or other means.

The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report for the year ended December 31, 2006 on Form 10-K (the “Annual Report”), is being mailed to stockholders concurrently with the mailing of this Proxy Statement. The Annual Report contains, among other things, financial information regarding the Company and a discussion of developments in the Company’s business during the fiscal year ended December 31, 2006. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is being made.

VOTING RIGHTS

The close of business on March 5, 2007 (the “Record Date”) has been fixed by the Board as the Record Date for determining stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. As of the Record Date, the Company had outstanding and entitled to vote 17,407,885 shares of Common Stock. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting.

The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the appointment of independent auditors.

With regard to the election of directors, the three nominees who receive the greatest number of votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. In matters other than the election of directors, the matter must be approved by the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting. Under Delaware law and the Company’s Amended and Restated Bylaws (“Bylaws”), abstentions are counted as votes cast, and therefore have the same effect as votes against a matter. Broker non-votes, on the other hand, are not considered to be votes cast and have no effect on the outcome of the matter.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2008 Annual Meeting of Stockholders must be received by us no later than December 6, 2007, which is 120 days prior to the first anniversary of the mailing date of the proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. Under our Bylaws, a stockholder who wishes to make a proposal at the 2008 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting should submit such proposal to the Company at least 60, but no more than 90, days prior to the date of the 2008 Annual Meeting of Stockholders. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2008 Annual Meeting may exercise discretionary voting power regarding any such proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class II expires with the Meeting. The directors in Class I and Class III will continue in office until their terms expire at the 2009 and 2008 Annual Meeting of Stockholders, respectively. The directors elected in Class II at the Meeting will hold office for a term expiring at the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Holders of Common Stock are entitled to cast one vote for each share held for three nominees for director in Class II. The three nominees receiving the greatest number of votes will be elected directors of the Company in Class II. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the nominees named below. While the Company has no reason to believe that any of the nominees will be unable to stand for election as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee as may be selected by the Board.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. No nominee has any family relationship with any other nominee or with any of the Company’s executive officers or directors.

Set forth below is certain information regarding the nominees for director and the other directors of the Company who will continue in office for terms extending beyond the Meeting. The nominees for director were nominated by non-management directors of the Company.

NOMINEES FOR ELECTION AS DIRECTORS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Mark Rossi, 50 (Class II)	Mark Rossi was appointed a Class II director in November 1997. Mr. Rossi is a senior managing director of Cornerstone Equity Investors, L.L.C., a New York-based private equity firm. Prior to the formation of Cornerstone Equity Investors in 1996, Mr. Rossi was president of Prudential Equity Investors, Inc. Mr. Rossi’s industry focus is on technology companies. He is also a member of the Boards of Directors of several private companies and non-profit organizations.

Jean Lavigne, 69 (Class II)	Jean Lavigne was appointed a Class II director in August 1999. From November 1993 until his retirement at the end of 2002, Mr. Lavigne served as vice president and country president in France and Belgium for Motorola, Inc., and he was president and chief executive officer of Motorola, SA. Prior to joining Motorola, Mr. Lavigne was with Digital Equipment Corporation in Europe where he was responsible for Interconnect Technology and served as a member of its European Government Affairs Team. Mr. Lavigne resides in Paris, France.

Burkhard Goeschel, 60 (Class II)	Professor Goeschel was appointed a Class II director in February 2007. From 2000 until his retirement in 2006, Goeschel was a member of the six-person Management Board of BMW Group, with overall responsibility for research, development and purchasing. Before beginning his career with BMW in 1978, he spent two years as a Group Leader for engine product development with Daimler Benz. Goeschel holds a PhD degree in engineering from Stuttgart University and bachelors and masters degrees in mechanical engineering from the Technical University of Munich. He is an honorary professor of the Technical University in Graz, Austria, holds an honorary doctorate from the Technical University of Munich and is a member of the university’s management board and a trustee of its Institute for Advanced Studies. He is a member of the Council for Technical Sciences of the Union of German Academies of Sciences and Humanities, serves on the Research Commission and the Scientific and Ethical Advisory Board for state of Bavaria, and was general chairman of the Society of Automotive Engineers (SAE) 2006 World Congress.

DIRECTORS CONTINUING IN OFFICE UNTIL THE

2008 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Robert Guyett, 70 (Class III)	Mr. Guyett was appointed a Class III director in January 2000 and was appointed Chairman in May 2003. Since 1995, he has been president and chief executive officer of Crescent Management Enterprises LLC, a consulting firm that provides financial management and investment advisory services. Since 1990, he has been a director of Newport Corp., a supplier of products and systems to the semiconductor, communications, electronics, research and life science markets. He is also a director and Treasurer of the Christopher and Dana Reeve Foundation and serves on the boards of several privately held companies. From 1991–1995, he was a director and chief financial officer of Engelhard Corp and from 1987–1991, he was a director and chief financial officer of Fluor Corporation.

Thomas Ringer, 75 (Class III)	Mr. Ringer was appointed a Class III director in April 2004. He is a former corporate executive and certified public accountant. Since 1991, he has been a director, and currently is chairman of the board and chair of the audit committee, of Document Sciences Corp., a Nasdaq-listed provider of content processing services. Since 1996, he has been a director, and formerly was audit committee chair of CalAmp Corp., a Nasdaq-listed electronics and software development firm. Since 1980, he has been a director, and currently is vice chairman of the board of Wedbush Morgan Securities, a California-based broker dealer, and since 1994, he has been a director, and currently is chairman of the board of M.S. Aerospace Inc., a manufacturer of standard and specialty fasteners. From 1980 to 1982, he was president and chief executive officer of Fujitsu Systems of America, formerly The TRW-Fujitsu Co., and in the 1980’s he was chairman and chief executive officer of Recognition Equipment, Inc., a NYSE company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE

2009 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
José L. Cortes, 42 (Class I)	Mr. Cortes was appointed a Class I director in July 2002. Since 1999, Mr. Cortes has been chairman of Montena, SA, a holding company that sold its Montena Components, Ltd., subsidiary to the Company in July 2002. Since 1996, he has been a director of GroCor Asset Management, AG, an asset management firm, and, since 1996, he has been a partner in the firm of Cortes & Grossenbacher, a family office and private equity advisor. Mr. Cortes resides in Zürich, Switzerland.

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Richard D. Balanson, 57 (Class I)	Dr. Balanson was appointed president and chief executive officer of the Company in May 2003 and was elected to the Board in May 2003. He joined the Company in 1999 as a corporate vice president and president of the Advanced Energy Products unit, a subsidiary of the Company, assuming primary responsibility for development of the Company’s ultracapacitor product line. In 2000, he was appointed president of the Electronic Components Group, a subsidiary of the Company, and in May 2002 was promoted to the newly created position of president and chief operating officer of the Company. From 1996 until he joined the Company, he was president and chief operating officer of 3D Systems, a California-based manufacturer of rapid prototyping equipment. Previously, from
1994 to 1996, he was general manager, executive vice president and a director of Maxtor Corp., a disk drive manufacturer, and from 1992 until 1994 was president and chief operating officer of Applied Magnetics, a producer of magnetic recording components.

Edward Caudill, 64 (Class I)	Mr. Caudill was appointed a Class I director in December 2004. From August 2002 until March 2005, he was president and chief executive officer and a director of Fleetwood Enterprises, a leading producer of recreational vehicles and manufactured housing. From 1999 until he joined Fleetwood, he was a corporate vice president of PACCAR, Inc., a manufacturer of heavy duty trucks, and before that was general manager of PACCAR’s subsidiary, Kenworth Truck Company. Previously, he was PACCAR’s vice president of purchasing, general manager of its parts distribution business, and held several management positions with Peterbilt Motors, another PACCAR truck division. Earlier in his career, he held senior level sales and manufacturing positions with Rockwell International and Eaton Corp.

Vote Required for Approval and Recommendation of the Board

With regard to the election of directors, the three nominees who receive the greatest number of votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors.

The Board recommends that stockholders vote IN FAVOR OF the election of each of the nominees identified above.

Board Meetings and Committees

The Board is composed of eight members, six of whom were determined by the Board to be independent within the meaning of the National Association of Securities Dealers’ (“NASD”) listing standards. These independent directors are Messrs. Rossi, Guyett, Lavigne, Ringer and Caudill. During the fiscal year ended December 31, 2006, the Board held six meetings. During the fiscal year ended December 31, 2006, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member except Jean Lavigne, who attended six of the nine Audit Committee meetings. The Company also encourages all members of the Board to attend the Company’s Annual Meeting of Stockholders. All members of the Board attended the Company’s 2006 Annual Meeting of Stockholders.

Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., c/o Corporate Secretary, 9244 Balboa Avenue, San Diego, California 92123.

The Board also has established an Audit Committee, a Compensation Committee and a Governance, Nominating & Strategy Committee.

Audit Committee

The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Annual Report; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. The Audit Committee is composed of Messrs. Rossi, Guyett, Lavigne and Ringer. Mr. Guyett is Chairman of the Audit Committee. The Audit Committee met nine times during the fiscal year ended December 31, 2006.

All members of the Company’s Audit Committee are independent (as independence is defined in NASD Rule 4200(a)(15)). Mr. Guyett has been designated by the Board as the Audit Committee’s financial expert. Mr. Guyett is independent of management, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has adopted a written Audit Committee Charter available at the Company’s website at www.maxwell.com.

Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company’s equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of Messrs. Rossi, Guyett, Caudill and Ringer. Mr. Rossi is Chairman of the Compensation Committee. The Compensation Committee met in the context of the Company’s regular Board meetings four times during the fiscal year ended December 31, 2006. Messrs. Rossi, Guyett, Caudill and Ringer are independent of management (as independence is defined in the NASD listing standards).

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee.

Governance, Nominating & Strategy Committee

The Governance, Nominating & Strategy Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof, nominates specific individuals to be elected as officers of the Company by the Board, establishes a process for monitoring compliance with the Company’s Code of Business Conduct and Ethics and recommends corporate governance guidelines and policies for adoption by the Board. The Governance, Nominating & Strategy Committee was formed in May, 2006 by combining the Company’s Nominating & Governance Committee and its Executive Committee. The Governance, Nominating & Strategy Committee is composed of Messrs. Lavigne, Guyett, Rossi and Caudill. Mr. Caudill is Chairman of the Governance, Nominating & Strategy Committee. The Nominating & Governance Committee met once in person in the first quarter of fiscal 2006. The Executive Committee met once in person and once telephonically in the first and second quarters of fiscal 2006. The Governance, Nominating & Strategy Committee met in the context of the Company’s regular Board meetings three times during the fiscal year ended December 31, 2006.

Messrs. Lavigne, Guyett, Rossi and Caudill are independent of management (as independence is defined in the NASD listing standards). The Governance, Nominating & Strategy Committee has adopted a written Governance, Nominating & Strategy Committee Charter which is available on the Company’s website at www.maxwell.com.

When considering a potential candidate for membership on the Company’s Board, the Governance, Nominating & Strategy Committee considers relevant business and other experience and demonstrated character and judgment as described in the “Board Membership Criteria” section of the Company’s Governance Guidelines, which are posted on the Company’s website at www.maxwell.com. There are no differences in the manner in which the Governance, Nominating & Strategy Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a stockholder. The Governance, Nominating & Strategy Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Meeting.

The Governance, Nominating & Strategy Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.4 of the Company’s Bylaws, which are posted on the Company’s website at www.maxwell.com. The procedure provides that a notice relating to the nomination must be timely given in writing to the Secretary of the Company prior to the Meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under “Stockholder Proposals.” Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. There have been no material changes to the procedures by which stockholders may recommend nominees to the Board.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all of the Company’s employees, officers (including the Company’s chief executive officer, chief financial officer, controller and persons performing similar functions) and directors. The Company’s Code of Business Conduct and Ethics is posted on the Company’s website at www.maxwell.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123. Any changes or waivers of the Code of Business Conduct and Ethics for the Company’s chief executive officer, chief financial officer, controller and persons performing similar functions will be disclosed on the Company’s website.

Compensation of Directors

For the fiscal year ended December 31, 2006, non-employee directors of the Company received compensation for services provided as a director. For the first and second quarters of 2006, each member of the Company’s Board who is not an employee received a $6,250 quarterly retainer (with an additional $3,750 per quarter paid to the Chairman of the Board and an additional $1,250 per quarter paid to the Chairman of the Audit Committee and an additional $750 per quarter paid to the Chairman of the Compensation Committee, the Chairman of the Executive Committee and the Chairman of the Nominating & Governance Committee as well as $2,000 for each board meeting attended in person ($1,000 for meetings attended by video or telephone conference), $1,500 per Audit Committee attended (whether in person or by video or telephone conference) and $1,000 for all other committee meetings attended ($750 for meetings attended by video or telephone conference). For the third and fourth quarters of 2006 each member of the Company’s Board who is not an employee received a $6,250 quarterly retainer (with an additional $3,750 per quarter paid to the Chairman of the Board and an additional $2,500 per quarter paid to the Chairman of the Audit Committee, Chairman of the Compensation Committee and the Chairman of the Governance, Nominating & Strategy Committee as well as $2,000 for each board meeting attended in person ($1,000 for meetings attended by video or telephone conference), $1,500 per Audit Committee attended (whether in person or by video or telephone conference) and $1,000 for all other committee meetings attended ($750 for meetings attended by video or telephone conference). The members of the Company’s Board are eligible for reimbursement of their expenses incurred in attending Board meetings in accordance with Company policy.

Directors of the Company receive, as additional compensation for their services as directors, including committees on which they serve, (a) a restricted stock grant, at the time of their election or appointment, of 4,000 shares of Common Stock, which vests on the one-year anniversary of the date of grant, and (b) annual restricted stock awards each year thereafter.

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during fiscal year 2006, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (8)		Option Awards ($) (16)	All Other Compensation ($)		Total ($)
(a)	(b)		(c)		(d)	(e)		(f)
Robert Guyett	$78,000	(1)	35,400	(9)	—	—		113,000
Jean Lavigne	$50,250	(2)	35,400	(10)	—	—		85,250
Mark Rossi	$64,250	(3)	35,400	(11)	—	—		99,250
Carlton Eibl	$34,000	(4)	35,400	(12)	1,947	923	(17)	71,870
Thomas Ringer	$47,500	(5)	35,400	(13)	—	—		82,500
Jose Cortes	$34,000	(6)	35,400	(14)	—	—		69,000
Edward Caudill	$51,250	(7)	35,400	(15)	—	—		86,250

(1)	Mr. Guyett is the Chairman of the Board, Chairman of the Audit Committee and a member of the Compensation Committee as well as the Governance, Nominating and Strategy Committee. This amount includes the quarterly retainers described above as well as fees paid for four Board meetings attended in person, for two Board meetings attended by telephone conference, for four Audit Committee meetings attended in person, four Audit Committee meetings attended by telephone conference, for four Compensation Committee meetings attended in person, for one Nominating and Governance Committee meeting attended in person, for one Executive Committee meeting attended in person, for one Executive Committee meeting attended by telephone conference, for two Governance, Nominating and Strategy Committee meetings attended in person and for one Governance, Nominating and Strategy Committee meeting attended by telephone conference.
(2)	Mr. Lavigne is a member of the Audit Committee and Governance, Nominating and Strategy Committee. This amount includes the quarterly retainers described above as well as fees paid for four Board meetings attended in person, for one Board meeting attended by telephone conference, for four Audit Committee meetings attended in person and two Audit Committee meetings attended by telephone conference, for two Compensation Committee meetings attended in person, for one Nominating and Governance Committee meeting attended in person, for two Governance, Nominating and Strategy Committee meetings attended in person and for one Governance, Nominating and Strategy Committee meeting attended by telephone conference.
(3)	Mr. Rossi is the Chairman of the Compensation Committee and is also a member of the Audit Committee as well as the Governance, Nominating and Strategy Committee. This amount includes the quarterly retainers described above as well as fees paid for three Board meetings attended in person, for three Board meetings attended by telephone conference, for four Audit Committee meetings attended in person, five Audit Committee meetings attended by telephone conference, for three Compensation Committee meetings attended in person, for one Compensation Committee meeting attended by telephone conference, for one Nominating and Governance Committee meeting attended in person, for one Executive Committee meeting attended in person, for one Executive Committee meeting attended by telephone conference, for two Governance, Nominating and Strategy Committee meetings attended in person and for one Governance, Nominating and Strategy Committee meeting attended by telephone conference.

(4)	Mr. Eibl resigned from the Board effective November 30, 2006. This amount includes the quarterly retainers described above as well as fees paid for four Board meetings attended in person and for one Board meeting attended by telephone conference.
(5)	Mr. Ringer is a member of the Audit Committee as well as the Compensation Committee. This amount includes the quarterly retainers described above as well as fees paid for four Board meetings attended in person, for two Board meetings attended by telephone conference, for four Audit Committee meetings attended in person, three Audit Committee meetings attended by telephone conference, for two Compensation Committee meetings attended in person. Mr. Ringer joined the Compensation Committee in Q3-06 and attended all committee meetings after that time.
(6)	This amount includes the quarterly retainers described above as well as fees paid for four Board meetings attended in person and for one Board meeting attended by telephone conference.
(7)	Mr. Caudill the Chairman of the Governance, Nominating and Strategy Committee and is also a member of the Compensation Committee. This amount includes the quarterly retainers described above as well as fees paid for four Board meetings attended in person, for two Board meetings attended by telephone conference, for four Compensation Committee meetings, for one Nominating and Governance Committee meeting attended in person, for one Executive Committee meeting attended in person, for one Executive Committee meeting attended by telephone conference, for three Governance, Nominating and Strategy Committee meetings attended in person.
(8)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to restricted stock held by each director during the fiscal year in accordance with FAS 123R, excluding forfeiture estimates relating to service-based vesting conditions. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007 for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards. This amount consists of (1) $3,550 per director with respect to 1,666 shares of restricted stock granted to each of the directors on June 22, 2005 (the aggregate grant date fair value of such award was $6,850), (2) $6,250 per director with respect to the 1,667 shares of restricted stock granted to each of the directors on June 22, 2005 (the aggregate grant date fair value of such award was $17,200), (3) $6,900 per director with respect to the 1,667 shares of restricted stock granted to each of the directors on June 22, 2005 (the aggregate grant date fair value of such award was $17,200) and (4) $18,700 per director with respect to the 1,667 shares of restricted stock granted to each of the directors on January 25, 2006 (the aggregate grant date fair value of such award was $23,700). The fair value of awards with market conditions have been determined using a Monte Carlo calculation. Performance conditions have estimated achievement dates over which compensation expense is recognized. The requisite service period is the greater of the estimated achievement date or the minimum 12-month vesting period. This requisite service period is determined based on an analysis of all the terms and conditions of each grant. The Company uses the requisite service period that is most likely to occur including the likelihood that the restricted stock award will not be earned. The initial requisite service period may be adjusted for changes in the expected outcomes of the related service or performance conditions with such changes recognized as a cumulative catch-up adjustment.
(9)	As of December 31, 2006, Mr. Guyett had 27,000 total options exercisable and 3,334 shares of unvested restricted stock.
(10)	As of December 31, 2006, Mr. Lavigne had 17,335 total options exercisable and 3,334 shares of unvested restricted stock.
(11)	As of December 31, 2006, Mr. Rossi had 20,000 total options exercisable and 3,334 shares of unvested restricted stock.
(12)	As of December 31, 2006, Mr. Eibl had 483,030 total options exercisable and 3,334 shares of unvested restricted stock. Mr. Eibl resigned from the Board of Directors on November 30, 2006.
(13)	As of December 31, 2006, Mr. Ringer had 5,000 total options exercisable and 3,334 shares of unvested restricted stock.
(14)	As of December 31, 2006, Mr. Cortes had 18,000 total options exercisable and 3,334 shares of unvested restricted stock.
(15)	As of December 31, 2006, Mr. Caudill had 3,334 shares of unvested restricted stock.

(16)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to options held by each director during the fiscal year in accordance with FAS 123R, excluding forfeiture estimates relating to service-based vesting conditions. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007 for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards. This amount consists of $1.947 with respect to the option to purchase 100,000 shares of our common stock granted to Mr. Eibl on May 19, 2003 (the aggregate grant date fair value of such award was $330,980).
(17)	Represents salary. Mr. Eibl became an employee of the Company on November 29, 2006.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of McGladrey & Pullen LLP (M&P) as the Company’s independent auditors for the fiscal year ending December 31, 2007.

In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the appointment of M&P is ratified, the Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board feels that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of M&P are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Vote Required for Approval and Recommendation of the Board

The affirmative vote of a majority of the shares of Common Stock present and represented at the Meeting will be required to ratify the selection of M&P. Under Delaware law and the Company’s Bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against a matter.

The Board recommends that stockholders vote IN FAVOR OF the ratification of the selection of M&P to serve as the Company’s independent auditors for the fiscal year ending December 31, 2007.

Audit Fees

As of February 28, 2007, the aggregate fees paid or payable to M&P for the fiscal year ended December 31, 2006 for professional services rendered in connection with the audit of the Company’s consolidated financial statements, reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q, review of a registration statement filed on Form S-3, and the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 were approximately $1,379,000. The audit of internal controls was approximately $747,000. As of February 28, 2007, the Company had not received a final bill from M&P for professional services rendered in connection with such services. For the fiscal year ended December 31, 2005, the aggregate fees paid to M&P for professional services rendered in connection with the audit of the Company’s consolidated financial statements, reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q, review of a registration statement filed on Form S-3, and the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 were approximately $1,415,000, with approximately $830,000 for the audit of internal controls.

Audit Related Fees

The Company did not engage M&P for professional services rendered in connection with statutory audits and the audit of the Company’s 401(k) Plan during the fiscal years ended December 31, 2006, December 31, 2005 or December 31, 2004.

Tax Fees

The Company did not engage M&P for professional services rendered in connection with tax advice or tax planning during the fiscal years ended December 31, 2006, December 31, 2005 or December 31, 2004.

All Other Fees

The Company did not engage M&P for any other professional services during the fiscal years ended December 31, 2006, December 31, 2005 or December 31, 2004.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services prior to commencement of services. During fiscal year 2006, the Audit Committee approved 100% of the total fees that were paid to M&P.

The Audit Committee has determined the rendering of all other non-audit services by M&P is compatible with maintaining the auditor’s independence.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board. The members of the Audit Committee are Messrs. Rossi, Guyett, Lavigne and Ringer. The Audit Committee recommends to the Board the selection of the Corporation’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the firm’s independence from the Company and its management.

Based on the Audit Committee’s discussion with management and the independent auditors as well as the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2007.

AUDIT COMMITTEE

Robert Guyett

Jean Lavigne

Thomas Ringer

Mark Rossi

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Maxwell under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO 2005 OMNIBUS EQUITY INCENTIVE PLAN

In 2005, the Board adopted and the stockholders approved the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan (the “Omnibus Plan”), under which employees, consultants and directors may receive grants of stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock units and dividend equivalent units in any combination, separately or in tandem. The original Omnibus Plan authorized for issuance up to an aggregate of 750,000 shares of Common Stock of the Company. As of March 5, 2007 approximately 51,100 shares of Common Stock remained available for future issuance under the Omnibus Plan. On February 27, 2007, the Board of Directors amended the Omnibus Plan to replenish the equity incentive pool by increasing the total number of shares that can be issued under the plan from 750,000 shares to 1,750,000 shares. The foregoing amendment is contingent upon the approval of the amendment by the stockholders of the Company.

We believe that our ability to award incentive compensation based on equity in the Company is critical to our success in remaining competitive and attracting, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to the Company generate much of the growth and success of our business. We believe that a broad-based equity incentive program will help us to be highly successful in motivating and rewarding the efforts of our employees and other valuable personnel. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we will be aligning their interests with those of our stockholders. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders. Awards under the Omnibus Plan generally vest over a period of time, giving the recipient an additional incentive to provide services over a number of years and build on past performance. We believe that the Omnibus Plan has helped and will continue to help us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to our Company.

Vote Required for Approval and Recommendation of the Board

Approval of the aforementioned amendment to the Omnibus Plan by the stockholders of the Company will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Under Delaware law and the Bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against approval of the Omnibus Plan.

The Board recommends that stockholders vote IN FAVOR OF approval of the amendment to the Company’s Omnibus Plan.

Terms and Conditions of the Omnibus Plan

The principal terms and provisions of the Omnibus Plan are summarized below. This summary, however, is not intended to be a complete description of all of the terms and provisions of the Omnibus Plan, which is attached hereto as Appendix A. To the extent there is a conflict between this summary and the actual terms of the Omnibus Plan, the actual terms of the Omnibus Plan will govern.

Number of Shares

1,750,000 shares of our Common Stock, including 1,000,000 shares which are the subject of this proposal, are reserved for issuance under the Omnibus Plan.

If an option or other award issued pursuant to the Omnibus Plan expires or terminates for any reason prior to exercise in full, if an award is settled in cash without payment in shares, if restricted shares are forfeited to the Company, if shares subject to an award are withheld in order to pay the exercise price or withholding taxes applicable to an award or if shares subject to an award issued pursuant to the Company’s 1995 Stock Plan would become available for grant under the terms of that plan, then the share subject to such termination or forfeiture will again be available for issuance under the Omnibus Plan. Only shares actually issued under the Omnibus Plan will reduce the share reserve. If we acquire another entity through a merger or similar transaction and issue replacement awards under the Omnibus Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and securities exchange rules, will not reduce the number of shares reserved for the Omnibus Plan.

The Omnibus Plan imposes the following limitations on awards issuable to any individual in a calendar year:

•

The maximum number of shares that may be subject to stock options or stock appreciation rights granted to any one person in any calendar year is 250,000 shares, except that this limit is 500,000 if the grant is made in the year in which the individual begins employment with us.

•	The maximum number of shares that may be subject to restricted stock or restricted stock units granted to any one person in any calendar year is 250,000 shares.

•

The maximum number of shares that may be subject to performance shares or performance units (if such units are valued in relation to shares) granted to any one person in any calendar year is 250,000 shares.

•	The maximum amount payable under an award of performance units (if such units are not valued in relation to shares) granted to any one person in any calendar year is $250,000.

The number of shares reserved for issuance under the Omnibus Plan, and the limits on the number of awards that may be granted to any one participant or of a particular type, as described above, are subject to adjustment to reflect certain potential subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations.

Administration

The Omnibus Plan is administered by our Compensation Committee. The Compensation Committee has full power to administer the Omnibus Plan and the decisions of the Compensation Committee are final and binding upon all the participants. The Board may delegate the Compensation Committee’s administrative authority to another committee, or the Compensation Committee may delegate some of its authority to the Chief Executive Officer of the Company. Any such delegation may be made only to the extent the law allows. In no event may such delegation be made with respect to awards granted to individuals who are subject to Section 16 of the Exchange Act unless the delegation is made to a committee composed entirely of non-employee directors.

Eligibility

Employees (including officers), directors and consultants who render services to the Company or its affiliates are eligible to receive awards under the Omnibus Plan. The actual selection of the participants in the Omnibus Plan is generally determined by the Compensation Committee.

As of March 5, 2007, approximately 283 persons (including 4 executive officers) were eligible to participate in the Omnibus Plan.

Types of Awards

The Omnibus Plan provides for the issuance of the following types of equity awards: stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock units and dividend equivalent units in any combination, separately or in tandem. Subject to the terms of the Omnibus Plan, the Compensation Committee will determine the terms and conditions of awards, including the times when awards vest or become payable and the effect of certain events such as termination of employment.

Stock Options. A stock option gives an optionee a right to purchase shares of our common stock at an exercise price determined at the time an option is granted. The exercise price of an option is determined by the Compensation Committee at the time of grant but may not be less than the fair market value of our common stock on the date of grant. The Plan permits the issuance of both incentive stock options qualified with respect to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and nonstatutory stock options not intended to meet such requirements. No stock option granted under the Omnibus Plan may have a term longer than 10 years, except that under the Omnibus Plan the term may be extended for six months beyond the date of death in the event that an option recipient dies prior to the option’s termination date. The exercise price of stock options may be paid in cash or through a same-day sale program pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay to the Company, out of the sale proceeds, sufficient funds to cover the exercise price and all applicable withholding taxes. If the Compensation Committee permits, the exercise price of an option may also be paid by tendering shares of our Common Stock, or by any other means the Compensation Committee approves. The Compensation Committee may approve the automatic grant of a new option (called a “replenishment option”), if an option holder surrenders previously-owned shares of our common stock to us in payment of the exercise price of an outstanding stock option. A replenishment option grant would generally cover only the number of shares surrendered, and would expire at the same time as the option that was exercised would have expired.

Stock Appreciation Rights. A stock appreciation right (a “SAR”) allows an eligible person to benefit from increases in the value of our common stock, but does not provide any ownership interest in our common stock. Upon exercise of an SAR, the individual will be entitled to a payment from the Company (which may be made in cash, shares or a combination of both) equal to the difference between the fair market value of a specific number of shares on the date the SAR is exercised and the fair market value of such shares on the date of grant. The exercise or base price of SARs may not be less than the fair market value of our common stock on the date of grant. Stock appreciation rights must expire no later than 10 years after their grant date, except that under the Omnibus Plan the term may be extended for six months beyond the date of death in the event that a recipient dies prior to the SAR’s termination date.

Restricted Stock and Restricted Stock Unit Awards. Restricted shares of our common stock may be issued to eligible persons, either at a price determined by the Compensation Committee or as a bonus for the performance of services. Restricted stock units allow eligible persons to receive a payment based on the value of a specified number of shares of our common stock. The Compensation Committee will determine whether restricted stock units will be paid in cash, shares of our Common Stock or a combination thereof. The Compensation Committee will determine the vesting applicable to restricted stock and restricted stock units, which may require that certain performance goals be met. Unless restricted stock or restricted stock units are granted to an eligible person in consideration for a reduction in cash compensation (including bonus cash compensation), restricted stock and restricted stock units must have a vesting schedule of at least three years or vesting must be tied to the attainment of performance goals and a vesting period of at least one year. The Compensation Committee may specify that restricted stock or restricted stock units will vest sooner in the event of the recipient’s termination of employment as a result of death, disability or retirement.

Performance-Based Awards. In order to enable the Company to avail itself of the tax deductibility of “qualified performance-based compensation,” within the meaning of Section 162(m) of the Code, the vesting of restricted stock and restricted stock units may be dependent upon the attainment of objective performance targets relative to certain performance measures, as described above. Performance targets may include minimum, maximum and target levels of performance, with the size of the award or vesting based on the level attained. Performance measures are criteria established by the Compensation Committee relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a company-wide basis, and either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: income from operations; revenue; earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA as adjusted); income before income taxes and minority interests; operating income; pre- or after-tax income; average accounts receivable; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; growth in assets; economic value added; share price performance; total stockholder return; improvement in or attainment of expense levels; relative performance to a group of companies or relevant market indices comparable to the Company; and strategic business criteria consisting of one or more objectives based on our meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. The Compensation Committee can select other goals not listed here for awards that are not intended to meet the requirements of “qualified performance-based compensation.” The Compensation Committee may specify that the performance-based awards will become payable in whole or in part in the event of the recipient’s termination of employment as a result of death, disability or retirement.

Dividend Equivalent Unit Awards. The Compensation Committee may grant awards of dividend equivalent units, either alone or in tandem with other awards, but only if the Board of Directors has declared a dividend on our Common Stock. A dividend equivalent unit gives the recipient the right to receive a current or deferred payment equal to the dividends paid on one or more shares of our Common Stock as the Compensation Committee specifies. We have no present intention to pay any dividends on our Common Stock.

Change of Control

The Compensation Committee may determine, in its discretion, whether an award issued under the Omnibus Plan will become vested or payable, either in whole or in part, upon a change of control of the Company (as defined in the Omnibus Plan). In addition, if in connection with a change in control, outstanding options and SARs are not assumed by the successor corporation or the shares subject to such assumed or replacement awards are not registered for sale to the public, or if the holder of restricted stock, restricted stock units or performance units is issued shares that are not registered for sale to the public, then each holder of an option or stock appreciation right, and each holder of shares received under a restricted stock award, restricted stock unit award, performance award or dividend equivalent award, if any, that vested or became payable as a result of the change of control, shall have the right for a period of 30 days following the change of control to surrender the award or shares for a cash payment equal to:

•

in the case of an option or stock appreciation right, the difference between the higher of the fair market value of a share of our Common Stock on the date of surrender or the date of the change of control, and the grant or exercise price of the award (but only to the extent that the award was vested); and

•	in the case of shares, the higher of the fair market value of a share of our Common Stock on the date of surrender or the date of the change of control.

The Compensation Committee may also cancel any options or stock appreciation rights that are not exercised or surrendered during the 30-day period described above.

Transferability of Awards

Awards granted under the Omnibus Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Compensation Committee otherwise approves a transfer.

Foreign Participation

The Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom regarding awards granted to participants employed in foreign countries. In addition, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Omnibus Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Compensation Committee approves for purposes of using the Omnibus Plan in a foreign country will not affect the terms of the Omnibus Plan for use in any other country.

Amendments

The Board or Compensation Committee may, amend or discontinue the Omnibus Plan at any time, but no such action may be taken without stockholder approval if such approval is required by law or listing requirements of the principal securities exchange or market on which the Company’s shares are traded, if such action increases the number of shares that may be issued under the Omnibus Plan or the annual award limits described above, or if such action eliminates the plan prohibition on stock option repricing described below.

The Compensation Committee may alter or amend awards under the Omnibus Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award. In addition, neither the Compensation Committee nor any other person may decrease the exercise price of any outstanding option after the date of grant nor cancel or allow an optionee to surrender an outstanding option for the grant of a new option with a lower exercise price or the grant of another type of award the effect of which is to reduce the exercise price of any outstanding option.

Term of Plan

The Omnibus Plan will remain in effect until May 5, 2015, unless it is terminated earlier by the Board or the Compensation Committee. Any options or awards outstanding at the time of such termination will remain in full force and effect in accordance with the provisions of the instrument evidencing such award.

Awards

As of March 5, 2007, restricted stock grants covering 295,455 shares and options covering 504,725 shares were outstanding under the Omnibus Plan. The outstanding option grants carry exercise prices ranging from $7.85 to $19.98. The expiration dates for certain restricted stock grants are tied to performance goals, while the expiration dates for outstanding options range from May 5, 2015 to February 27, 2017. Approximately 51,100 shares remained available for future issuance under the Omnibus Plan prior to the increase of 1,000,000 shares that is the subject of this Proposal 3.

New Plan Benefits and Option Grant Table

Because the Omnibus Plan is discretionary, benefits to be received by individual employees are not determinable. Directors of the Company historically have received, as additional compensation for their services as directors, including committees on which they serve, restricted stock grants totaling 10,667 shares of Common Stock, and may receive annual equity awards each year. Beginning in fiscal year 2007, directors will receive an annual restricted stock grant of 4,000 shares of Common Stock that will vest in one-year based on continued service on the Board of Directors.

The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various groups indicated (1) the number of shares of common stock subject to options granted under the Omnibus Incentive Plan for the one-year period ended December 31, 2006, (2) the weighted-average exercise price per share and (3) the number of shares of restricted stock granted under the Omnibus Plan for the one-year period ended December 31, 2006.

Name and Position	Number of Option Shares (2006)	Weighted-average Exercise Price of Granted Options	Number of Shares of Restricted Stock Granted (2006)
Richard D. Balanson President & Chief Executive Officer	—	—	15,000

Tim T. Hart Vice President – Finance, Chief Financial Officer, Treasurer and Secretary	—	—	5,000

Alain R. Riedo Senior Vice President, General Manager of Maxwell Technologies, S.A.	—	—	7,000

All current executive officers as a group	—	—	27,000

All current directors who are not executive officers as a group	—	—	11,669

All employees, including current officers who are not executive officers, as a group	235,575	$15.69	88,334

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current federal income tax law. It does not attempt to describe all possible federal or other tax consequences of participation in the Omnibus Plan, tax consequences of all of the types of awards which may be granted under the Omnibus Plan, or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that satisfies the requirements of Section 422 of the Code, however the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. Option holders who dispose of the shares acquired under an incentive stock option more than two years following the date the option was granted and more than one year following the exercise of the option will normally recognize a long-term capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the exercise price paid for the shares. If an option holder satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares before satisfying one or both of the holding periods described above, then, the difference between the fair market value of the shares on the date the option was exercised and the option exercise price will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

Non-Qualified Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, an optionee generally recognizes taxable income equal to the difference between the fair market value of the purchased shares on the exercise date and the option exercise price. If the optionee is an employee, or former employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Restricted Stock. The tax principles applicable to direct stock issuances under the Omnibus Plan will be substantially the same as those summarized above for the exercise of nonstatutory stock options.

Other Considerations. The Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers in office at the end of the tax year if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the Omnibus Plan which are based on performance goals, including stock options and stock appreciation rights granted at fair market value, to be deductible by us as performance-based compensation not subject to the $1 million limitation on deductibility.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company, their positions with the Company and experience are set forth below.

Name	Position(s)	Age
Richard D. Balanson, Ph.D.	President and Chief Executive Officer	57

Tim T. Hart	Senior Vice President – Finance, Chief Financial Officer, Treasurer and Secretary	50

Alain R. Riedo	Senior Vice President, General Manager of Maxwell Technologies, S.A.	50

George Kreigler	Senior Vice President, Operations	53

The officers of the Company hold office at the discretion of the Board. During the fiscal year ended December 31, 2006, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during the fiscal year ending December 31, 2007.

Background

Richard D. Balanson, Ph.D.

Dr. Balanson was appointed president and chief executive officer of the Company in May 2003 and was elected to the Board in May 2003. He joined the Company in 1999 as a corporate vice president and president of the Advanced Energy Products unit, a subsidiary of the Company, assuming primary responsibility for development of the Company’s ultracapacitor product line. In 2000, he was appointed president of the Electronic Components Group, a subsidiary of the Company, and in May 2002 was promoted to the newly created position of president and chief operating officer of the Company. From 1996 until he joined the Company, he was president and chief operating officer of 3D Systems, a California-based manufacturer of rapid prototyping equipment. Previously, from 1994 to 1996, he was general manager, executive vice president and a director of Maxtor Corp., a disk drive manufacturer, and from 1992 until 1994 was president and chief operating officer of Applied Magnetics, a producer of magnetic recording components.

Tim T. Hart

Mr. Hart joined Maxwell in August 2005 as chief financial officer. From May 2003 to March 2005, he was chief financial officer of Seracare Life Sciences Inc., a Nasdaq-listed manufacturer and provider of biological products and services for diagnostic, therapeutic, drug discovery and research organizations worldwide. Seracare Life Sciences Inc. filed a petition under the federal bankruptcy laws in March, 2006. From 1991 until 2003, he was with Alliance Pharmaceutical Corp., a Nasdaq-listed biotechnology company, where he held the title of vice president, CFO and treasurer. Before that he was a group controller with Cubic Corp., serving as the chief financial officer for six of the company’s international subsidiaries. Earlier, he became a Certified Public Accountant while working for Ernst & Whinney, a predecessor firm of Ernst & Young LLP.

Alain R. Riedo

Mr. Riedo joined Maxwell Technologies, S.A., formerly Montena Components, as Director of Sales in 1988, and was appointed General Manager in 1994. He joined Maxwell Technologies, Inc. as a result of the Company’s acquisition of Montena Components in July 2002, with the title of Vice President & General Manager of Maxwell Technologies, S.A. In May 2006, he was promoted to his current position. Mr. Riedo has overall responsibility for Maxwell’s global high voltage capacitor business and oversees the company’s ultracapacitor business in Europe.

George Kreigler

Mr. Kreigler joined Maxwell in April 2006, assuming global responsibility for BOOSTCAP® ultracapacitor production, including overseeing the company’s offshore manufacturing activities in China. Mr. Kreigler has more than 30 years of high technology operations management experience, including supervision of multiple large-scale offshore manufacturing facilities. Before joining Maxwell, he spent eight years with Quantum Corporation, most recently as corporate senior vice president and general manager of Quantum Storage Systems. Previously, he was vice president, manufacturing systems for Read-Rite Corporation, and before that spent 12 years in senior operations and engineering positions with disk drive manufacturer Maxtor Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock by (i) each person (or group of affiliated persons) known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as defined below), and (iv) all directors and Named Executive Officers of the Company as a group. Information for the officers and directors is as of March 5, 2007. The address for each individual is 9244 Balboa Avenue, San Diego, California 92123.

	Beneficial Ownership
Name and Address of 5% Beneficial Ownership	Number of Shares (1)		Percentage of Total (2)
Security Management Company, LLC One Security Benefit Place, Topeka, KS 66636-0001	2,095,400	(3)	12.04%

Montena, SA Herzogstrasse 14, 8044 Zürich, Switzerland	2,052,000	(4)	11.79%

AMVESCAP PLC, U.K., dba Powerhares Capital Mgt., LLC 30 Finsbury Square, London EC2A 1AG, England	1,813,913	(5)	10.42%

Van Den Berg Management 805 Las Cimas Parkway, Suite 430, Austin, TX 78746	1,739,716	(6)	9.99%

Kingdon Capital Mgt, LLC 152 West 57th Street, 50th Floor, New York, NY 10019	1,011,300	(7)	5.81%

Royce & Associates, LLC 1414 Avenue of the Americas, 9th Floor, New York, NY 10019	885,200	(8)	5.09%

	Beneficial Ownership
Beneficial Ownership of Directors and Officers	Number of Shares (1)		Percentage of Total (2)
José L. Cortes	2,080,667	(9)	11.95%
Richard D. Balanson	505,700	(10)	2.91%
Alain Riedo	122,234	(11)	*
Tim T. Hart	83,675	(12)	*
Mark Rossi	50,667	(13)	*
Robert Guyett	47,667	(14)	*
George Kreigler	40,518	(15)	*
Jean Lavigne	38,002	(16)	*
Edward Caudill	30,667	(17)	*
Thomas Ringer	20,667	(18)	*
Burkhard Goeschel	4,000	(19)	*
All directors and executive officers as a group (11 persons)	3,024,464	(20)	17.37%

* Less than one percent.

(1)	Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table or included in filings with the SEC. The Company understands that, except as footnoted, each person in the table has sole voting and investment power for shares beneficially owned by such person, subject to community property laws where applicable.

(2)	Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 5, 2007 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 17,407,885 shares of Common Stock outstanding on March 5, 2007.

(3)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Security Management Company, LLC on February 12, 2007.

(4)	Information regarding this beneficial owner has been obtained solely from a review of the Form 4 filed with the SEC by Montena, SA on December 13, 2006.

(5)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G filed with the SEC by AMVESCAP PLC, U.K., dba PowerShares Capital Mgt., LLC on March 9, 2006.

(6)	Van Den Berg Management has sole voting power over 37,495 shares and shared voting power with respect to the balance and has sole power to dispose of 37,495 shares and shared dispositive power with respect to the balance. Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Van Den Berg Management on January 12, 2007.

(7)	Kingdon Capital Mgt, LLC has shared voting power and shared dispositive power with respect to all of the shares held by it. Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G filed with the SEC by Kingdon Capital Mgt, LLC on February 12, 2007.

(8)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Royce & Associates, LLC on January 23, 2007.

(9)	Consists of 2,052,000 shares held by Montena, SA and an option to purchase 18,000 shares of Common Stock and 10,667 shares of Restricted Stock. Mr. Cortes is a principal in Montena, SA. Mr. Cortes may be deemed to exercise voting and investment power over such shares. Mr. Cortes disclaims beneficial ownership of such shares, except to his proportionate interest therein.

(10)	Consists of 7,042 shares of Common Stock held by Dr. Balanson personally, an option to purchase 442,389 shares of Common Stock and 56,269 shares of Restricted Stock.

(11)	Consists of an option to purchase 78,900 shares of Common Stock and 43,334 shares of Restricted Stock.

(12)	Consists of 1,539 shares of Common Stock held by Mr. Hart personally, an option to purchase 37,500 shares of Common Stock and 44,636 shares of Restricted Stock.

(13)	Consists of 20,000 shares of Common Stock held by Mr. Rossi personally, an option to purchase 20,000 shares of Common Stock and 10,667 shares of Restricted Stock.

(14)	Consists of 10,000 shares of Common Stock held in a Family Trust, an option to purchase 27,000 shares of Common Stock and 10,667 shares of Restricted Stock.

(15)	Consists of 40,000 shares of Restricted Stock and 518 shares of Common Stock owned by Mr. Kreigler personally.

(16)	Consists of 10,000 shares of Common Stock owned by Mr. Lavigne personally, an option to purchase 17,335 shares of Common Stock and 10,667 shares of Restricted Stock.

(17)	Consists of 20,000 shares of Common Stock held in a Family Trust, and 10,667 shares of Restricted Stock.

(18)	Consists of 5,000 shares of Common Stock owned by Mr. Ringer personally, an option to purchase 5,000 shares of Common Stock and 10,667 shares of Restricted Stock.

(19)	Consists of 4,000 shares of Restricted Stock.

(20)	Includes options to purchase 626,124 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC, and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms received and the written representations of our executive officers, directors and greater than ten percent (10%) stockholders, we have determined that no person was delinquent with respect to reporting obligation as set forth in Section 16(a) of the Exchange Act.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee oversees and administers the Company’s compensation policies and plans. In this regard, the Committee prepares and presents for the approval of the Board general recommendations on compensation policies and plans and makes specific recommendations on salaries, incentive compensation and equity incentive awards for executives, employees and consultants. The Compensation Committee’s membership is determined by the Board. It is currently composed of Messrs. Rossi, Caudill, Guyett and Ringer, all of whom are independent, as defined by the Nasdaq Stock Exchange listing standards. The Company’s management team and human resources group support the Compensation Committee in fulfilling its responsibilities and in some cases gather information and perform administrative tasks delegated to them by the Compensation Committee. The Compensation Committee has the authority to engage the services of outside advisors as necessary to meet its responsibilities, but did not engage outside advisors in 2006.

Compensation Philosophy and Objectives

The Board’s goal for executive compensation is to strongly link management pay with the Company’s annual and long-term performance, as measured both by financial and non-quantitative metrics. The executive compensation program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance and, on an overall basis, are competitive with companies of similar size and business orientation. The program provides for base salaries that reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness. Additionally, the program provides both for annual incentive cash bonus awards that are payable upon the Company’s achievement of annual financial and management objectives approved by the Board, as well as long-term equity incentives that are intended to strengthen the mutuality of interest between management and the Company’s stockholders. Each executive officer’s target total annual compensation (i.e., salary plus bonus) is determined after a review of data regarding similarly situated executives at firms of similar size and business orientation. The Compensation Committee does benchmark against companies of similar size and business orientation and has adopted a philosophy of providing cash compensation below the median of these similar companies, balanced by equity incentive compensation that is above the median. While the income tax implications of the compensation program to the Company and its executive officers are continually assessed, they are not presently a significant factor in the administration of the program.

The Compensation Committee recognizes the importance of providing compensation opportunities that effectively reward management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides equity incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of the Company’s Common Stock.

Executive Compensation Program

Compensation paid to the Company’s executive officers consists of the following elements: base salary, annual incentive bonuses, and equity incentive awards.

1. Base Salary. With respect to determining the base salary of executive officers, the Committee considers a variety of factors, including recommendations of the Chief Executive Officer (other than with respect to his own compensation), the executives’ levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company’s industry. The Compensation Committee believes that its process for determining and adjusting the base salary of executive officers, subject to final Board approval, is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part business and individual performance achievements in the prior year. Based on surveys they have reviewed, the Compensation Committee believes that the base salaries of executive officers of the Company are below the median for companies of similar size and business orientation. This is in part due to the fact that the Company grants above average equity awards, thereby tying a greater percentage of executive officer compensation to performance.

2. Annual Incentive Bonuses. The Company’s annual incentive bonus program for executive officers is based on achievement of annual performance targets and other management objectives that are established annually, but are subject to adjustment as the Compensation Committee, subject to final Board approval, deems appropriate. Management objectives can include individual performance goals as well as Company performance goals. The Company’s targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal of building stockholder value. Final calculation of the Company’s financial performance and determination and payment of the awards is made as soon as is practicable after the completion of the Company’s fiscal year by the Compensation Committee, subject to final Board approval. For the Company’s 2006 fiscal year, the Compensation Committee recommended, and the Board approved, a cash incentive bonus program that would have enabled the Chief Executive Officer to earn bonuses of up to 60 percent and other executive officers to earn bonuses equal to up to 50 percent of their 2006 base salaries if the Company were to have achieved certain quarterly and/or annual profitability objectives. The Committee sets these objectives to be moderately difficult to attain and as those objectives were not achieved, the executive officers earned no cash incentive bonuses for fiscal 2006.

3. Equity Incentive Awards. Discretionary stock-based awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby motivate them in the service of the Company and its stockholders. In 2004, the Compensation Committee recommended, and the Board approved, deferral of any new equity incentive grants to the Chief Executive Officer and other executive officers, pending a reevaluation of the Company’s equity incentive philosophy and practices. This reevaluation included, among other factors, an examination of accounting rule changes and evolving equity incentive practices and approaches employed by similarly situated companies. After completing this reevaluation, the Compensation Committee recommended, and the Board approved, establishing and proposing for stockholder approval, the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan. The Plan, which was approved by stockholders at the Company’s Annual Meeting of Stockholders on May 5, 2005, allows the Company the flexibility to use various forms of equity incentives, including stock appreciation rights, performance shares and performance awards, restricted stock and restricted share units, in addition to stock options, which historically had been the predominant form of equity incentive provided to the Company’s executive officers. In June 2005, the Compensation Committee proposed that: i) the Company adopt the use of restricted stock as the primary form of periodic equity incentive awards for executive officers, and ii) that, as a general practice, stock option grants for executive officers should be limited to initial grants for recruitment purposes. The Board concurred with these recommendations, and in June 2005 approved awards of restricted stock to the Chief Executive Officer and other executive officers. Vesting of these restricted shares is conditioned on achievement of specific individual or Company performance milestones, as well as an element of time-based vesting. The Compensation Committee, subject to final Board approval, also has the ability to modify performance milestones. In 2006 Dr. Balanson received three restricted stock grants, Mr. Hart received one restricted stock grant and Mr. Riedo received two restricted stock grants. Each of these grants contain performance based milestone vesting provisions as more fully set forth in the section entitled “2006 Grants of Plan-Based Awards” contained herein. Additionally, the performance milestones for certain grants made to Dr. Balanson and Mr. Riedo were modified. The modifications were made because the milestones were tied to performance metrics for 2006 that were not met and the Compensation Committee believed it was in the best interests of the Company and its stockholders to revise the milestones to include new performance targets and provide Dr. Balanson and Mr. Riedo an ability to earn the shares if these revised milestones were met in the future. The details of the current milestones are set forth in the section entitled “2006 Grants of Plan-Based Awards” contained herein. Certain key non-executive employees also received stock option awards in 2005 and 2006 that were recommended by the Compensation Committee in consultation with the Chief Executive Officer and approved by the Board.

Each year, the Compensation Committee considers replenishment grants for current executive officers based on recommendations from the CEO, which are developed from the existing grant guidelines prepared by the Compensation Committee based on market survey data for companies of similar size and business orientation, as well as each officer’s performance against goals during the prior year. With respect to newly hired employees, the size of equity incentive grants is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the grant guidelines, the individual’s position with the Company, and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion, and adjustments may be made as the Compensation Committee, subject to final Board approval, deems reasonable to attract candidates in the competitive environment for highly qualified employees in which we operate.

For non-officer employees, a new hire option grant will generally be made at the first regularly scheduled meeting of the Board of Directors following commencement of employment. Replenishment option grants to employees are generally made once each year based on recommendations of the CEO. The exercise price of stock option grants is always equal to the fair market value of the Common Stock on the date of grant. Under the Incentive Plan, the Compensation Committee has the authority to establish vesting intervals and milestones at its discretion.

Chief Executive Officer Compensation

Dr. Balanson’s base salary for fiscal year 2006 was set at the beginning of the year at $345,000. Dr. Balanson’s base salary was set below the median based on data from companies of similar size and business orientation. As the Company did not achieve the profitability targets required to trigger annual pay-for-performance incentive compensation payments, Dr. Balanson did not receive a cash incentive bonus for the fiscal year ended December 31, 2006. As the Company has a history of losses that predate Dr. Balanson’s appointment as Chief Executive Officer, the Committee considers both improvement in the Company’s financial results and a number of non-financial metrics in assessing his performance. For 2006, these included introduction of new products that contributed to market share gains within each of the Company’s core product lines, establishment of key strategic relationships, including a contract to provide single board computers for the next generation U.S. weather satellite program, and expansion of the Company’s patent portfolio. In January, 2007, Dr. Balanson’s base salary was increased from $345,000 to $450,000 in recognition of both his performance as CEO and competitive market salary levels. Dr. Balanson’s adjusted base salary was determined to be approximately 79% of the average of the peer group’s CEOs.

Severance, Change of Control and other Post-Employment Programs.

The Company provides for the full acceleration of vesting of options granted to executive officers under the Company’s 1995 Stock Option Plan upon a change of control of the Company pursuant to which such officer’s compensation or responsibilities as an employee are reduced or the headquarters of the Company are moved to a location outside a 30 mile radius of the Company’s existing headquarters. With regards to option granted to executive officers under the 2005 Omnibus Equity Incentive Plan, the Company allows for the full-acceleration of vesting upon a termination of employment due to death, disability or retirement, or, at the Company’s discretion, for acceleration in whole or in part upon a change in control of the Company.

The Company further provides for full-acceleration of vesting of restricted stock awards made to its executive officers upon a change of control or upon the termination of such officer’s services due to death or disability prior to meeting a performance-vesting milestone.

The Compensation Committee believes that the aforementioned accelerated vesting provisions are fair and reasonable when compared with similar arrangements adopted by companies of similar size and business orientation. The Company also has agreements providing severance to its executive officers in the event of their involuntary terminations.

Perquisites

The Company does not generally provide executives with perquisites other than programs made available to all company employees. The Company has provided a car allowance to Dr. Balanson, Mr. Hart and Mr. Riedo, as well as cash in lieu of health care benefits for Dr. Balanson and Mr. Hart.

Stock Ownership Guidelines

The Compensation Committee has established guidelines pursuant to which directors are encouraged to own more than 10,000 shares of Common Stock. We currently do not require our executive officers to own a particular amount of our Common Stock. The Compensation Committee is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Financial Restatement

The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our Compensation Committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer, our Chief Financial Officer, and each of our three most highly paid executive officers. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To qualify for the exemption, the stockholders were asked to approve a limit under our Incentive Plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because this limit was adopted, any compensation deemed paid to an executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1 million deduction limitation. Restricted stock awards are generally not considered performance-based under Section 162(m) and, therefore, are generally not deductible by Company. However, such awards may qualify for the exemption if vesting is based on stockholder-approved performance metrics. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, to date we have not exceeded the $1 million limit for any executive officer. Moreover, exceeding that limitation may not result in the current payment of increased federal income taxes due to our significant net operating loss carry-forward.

We account for equity compensation paid to our employees under the rules of FAS 123(R), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Summary

The Compensation Committee believes that Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employee’s interests with those of our stockholders. The Compensation Committee believes that the compensation of Company’s executives’ is both appropriate and responsive to the goal of improving stockholder value.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee

COMPENSATION COMMITTEE

Mark Rossi

Edward Caudill

Robert Guyett

Thomas Ringer

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Maxwell under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2006 SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s “chief executive officer,” “chief financial officer” and the Company’s other executive officer whose total compensation in fiscal year 2006 exceeded $100,000 (our “named executive officers”).

Name and Principal Position	Year	Salary ($)		Bonus		Stock Awards (4) ($)	Option Awards (5) ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)		(e)	(f)	(i)		(j)
Richard D. Balanson, Ph.D. President & Chief Executive Officer	2006	344,606		200	(3)	340,000	26,000	28,700	(6)	739,506

Tim T. Hart Vice President – Finance, Chief Financial Officer, Treasurer & Secretary	2006	209,615		0		127,000	364,000	22,275	(7)	722,890

Alain R. Riedo (1) Senior Vice President, General Manager of Maxwell Technologies, S.A.	2006	213,329	(2)	0		111,000	13,041	21,526	(8)	358,896

(1)	Mr. Riedo was appointed to his current position and became a named executive officer on May 4, 2006.

(2)	Mr. Riedo’s base salary was CHF 267,450 and was converted to dollars for purposes of this proxy statement based on an exchange ration of 1.2537 to 1, the average exchange rate in 2006.

(3)	This amount represents a bonus paid for a patent disclosure

(4)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, excluding forfeiture estimates relating to service-based vesting conditions. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007 for a discussion of all assumptions made by the Company in determining the FAS 123R values of its equity awards.

(5)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, excluding forfeiture estimates relating to service-based vesting conditions. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007 for a discussion of all assumptions made by the Company in determining the FAS 123R values of its equity awards.

(6)	Includes $13,000 in car allowance, $6,600 in 401(k) matching contributions and $9,100 in medical benefits.

(7)	Includes $13,000 in car allowance, $525 in 401(k) matching contributions and $8,750 in medical benefits.

(8)	Includes $16,000 in Company contributions to the Company’s Maxwell Pension Plan for our Swiss subsidiary and $5,525 in medical benefits.

Salary and Bonus in Proportion to Total Compensation

The amount of salary and bonus earned in 2006 in proportion to the total compensation reported for each of our named executive officers was:

•	Richard Balanson: 47%

•	Tim Hart: 29%

•	Alain Riedo: 59%

Employment Agreements

Each of our named executive officers is party to an employment agreement with the Company that sets forth their base salaries and potential bonus opportunities. Pursuant to these agreements, Messrs. Balanson and Hart are eligible for annual bonuses of up to 60% and 50%, respectively, of their base salaries and Mr. Riedo is eligible for an annual bonus of up to approximately $65,000.

SEE “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL” BELOW FOR A DESCRIPTION OF THE SEVERANCE AND CHANGE IN CONTROL BENEFITS APPLICABLE TO EACH OF OUR NAMED EXECUTIVE OFFICERS.

2006 GRANTS OF PLAN-BASED AWARDS

The following table sets forth each equity award granted to the Company’s named executive officers during fiscal year 2006.

The amounts shown in the “Estimated future payouts under non-equity incentive plan awards” columns reflect our named executive officers’ participation in our 2006 bonus plan. The amounts shown in the “threshold” column represent the minimum payment under the plan, equal to 25% of the officer’s base salary, which was payable if the Company achieved one fiscal quarter of profitability. The amounts in the “maximum” column represent the maximum payment under the plan, equal to 60% of the chief executive officer’s base salary, and 50% of the other officer’s base salary, payable if the Company achieved two fiscal quarters of profitability. The Company did not achieve profitability during 2006 and our named executive officers did not receive any payments pursuant to our 2006 bonus plan.

On January 25, 2006, Dr. Balanson was granted 3 awards of restricted stock under the Omnibus Plan. The first was an award of 10,050 shares of restricted stock. All of the shares will vest if the Company completes a certain licensing transaction. The second was an award of 2,475 shares of restricted stock. Initially these shares would have vested if the Company achieved a certain revenue target in calendar year 2006. The third was an award of an additional 2,475 shares of restricted stock. Initially these shares would have vested if the Company achieved a separate revenue target in calendar year 2006. The revenue targets for both awards were not met and the Company amended the performance goal so that all of the shares will vest if the Company achieves a new revenue target in calendar year 2007. The Board of Directors has the authority to amend the performance goals further if the revised goals are not met.

On January 25, 2006, Mr. Hart was granted 5,000 shares of restricted stock under the Omnibus Plan. All of the shares will vest if the Company completes a certain licensing transaction.

On May 4, 2006, Mr. Riedo was granted 2 awards of restricted stock under the Omnibus Plan. The first was an award of 3,500 shares of restricted stock. All of these shares will vest if the Company achieves a certain ultracap design-in win. The second was an award of an additional 3,500 shares of restricted stock. All of these shares will vest if the Company achieves a certain goal. In addition, the Company amended the performance goals applicable to the two restricted stock awards granted to Mr. Riedo on November 20, 2005. Each was an award of 3,750 shares of restricted stock. Initially, each vested if the Company achieved certain revenue targets. None of the goals or targets for the aforementioned awards were not met and the Company amended the performance goals applicable to all of the awards so that all of the shares subject to awards will vest if the Company achieves a certain revenue target in calendar year 2007. The Board of Directors has the authority to amend the performance goals further if the revised goals are not met.

For a description of the acceleration provisions applicable to these awards, please see the section entitled “Potential Payments Upon Termination or Changes of Control”.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Maximum ($)	Target (#)
(a)	(b)	(c)	(d)	(f)	(k)
Richard D. Balanson	N/A	86,250	172,500
Richard D. Balanson	January 25, 2006			10,050	143,000
Richard D. Balanson	January 25, 2006			2,475	35,000
Richard D. Balanson	January 25, 2006			2,475	35,000
Tim T. Hart	N/A	52,500	105,000
Tim T. Hart	January 25, 2006			5,000	71,000
Alain R. Riedo	N/A	50,000	100,000
Alain R. Riedo	May 4, 2006			3,500	65,000
Alain R. Riedo	May 4, 2006			3,500	65,000

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table sets forth information regarding each unexercised option and all unvested stock held by each of our named executive officers as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (26) ($)
	Exercisable		Unexercisable
(a)	(b)		(c)		(e)	(f)	(i)		(j)
Richard D. Balanson	52,679	(1)			9.00	12/27/09
	50,000	(2)			6.18	9/30/09
	2,386	(3)			6.18	8/18/09
	50,000	(4)			6.18	8/10/09
	37,324	(5)			6.18	1/10/2010
	75,000	(6)			6.18	12/1/2010
	60,000	(7)			6.18	1/29/2012
	50,000	(8)	20,000	(8)	6.18	5/19/2013
	65,000	(9)			7.44	12/19/2013
							5,000	(10)	69,750
							2,475	(11)	34,526
							2,475	(12)	34,526
							10,000	(13)	139,500
							10,050	(14)	140,198
							10,000	(15)	139,500
Tim T. Hart	37,500	(16)	87,500	(16)	13.95	8/16/2015
							5,000	(17)	69,750
							5,000	(18)	69,750
Alain R. Riedo	29,900	(19)			7.38	7/23/2012
	33,000	(20)			7.53	11/26/2013
	16,000	(21)	4,000	(21)	8.35	10/28/2013
							3,750	(22)	52,312
							3,750	(23)	52,312
							3,500	(24)	48,825
							6,667	(25)	93,005
							3,500	(26)	48,829

(1)	Dr. Balanson was granted an option to purchase 52,679 shares of our Common Stock under our 1995 Stock Option Plan on December 27, 1999. 30% of the shares subject to the option vested on 12/27/2000, 30% vested on 12/27/2001, 20% vested on 12/27/2002 and the remaining 20% vested on 12/27/2003.

(2)	Dr. Balanson was granted an option to purchase 50,000 shares of our Common Stock under our 1995 Stock Option Plan on September 30, 1999. 30% of the shares subject to the option vested on 9/30/2000, 30% vested on 9/30/2001, 20% vested on 9/30/2002 and the remaining 20% vested on 9/30/2003.

(3)	Dr. Balanson was granted an option to purchase 2,386 shares of our Common Stock under our 1995 Stock Option Plan on August 18, 1999. 25% of the shares subject to the option vested on 8/18/2000, 25% vested on 8/18/2001, 25% vested on 8/18/2002 and the remaining 25% vested on 8/18/2003.

(4)	Dr. Balanson was granted an option to purchase 50,000 shares of our Common Stock under our 1995 Stock Option Plan on August 10, 1999. 30% of the shares subject to the option vested on 8/10/2000, 30% vested on 8/10/2001, 20% vested on 8/10/2002 and the remaining 20% vested on 8/10/2003.

(5)	Dr. Balanson was granted an option to purchase 37,324 shares of our Common Stock under our 1995 Stock Option Plan on January 18, 2000. 30% of the shares subject to the option vested on 1/18/2001, 30% vested on 1/18/2002, 20% vested on 1/18/2003 and the remaining 20% vested on 1/18/2004.

(6)	Dr. Balanson was granted an option to purchase 75,000 shares of our Common Stock under our 1995 Stock Option Plan on December 1, 2000. 30% of the shares subject to the option vested on 12/1/2001, 30% vested on 12/1/2002, 20% vested on 12/1/2003 and the remaining 20% vested on 12/1/2004.

(7)	Dr. Balanson was granted an option to purchase 60,000 shares of our Common Stock under our 1995 Stock Option Plan on January 29, 2002. 30% of the shares subject to the option vested on 1/29/2003, 30% vested on 1/29/2004, 20% vested on 1/29/2005 and the remaining 20% vested on 1/29/2006.

(8)	Dr. Balanson was granted an option to purchase 100,000 shares of our Common Stock under our 1995 Stock Option Plan on May 19, 2003, 70,000 shares of which remain outstanding. 30% of the shares subject to the option vested on 5/19/2004, 30% vested on 5/19/2005, 20% vested on 5/19/2006 and the remaining 20% will vest on 5/19/2007 provided Dr. Balanson remains in continuous service to the Company through such date.

(9)	Dr. Balanson was granted an option to purchase 65,000 shares of our Common Stock under our 1995 Stock Option Plan on December 19, 2003. 100% of the shares subject to the option vested on 12/16/2004.

(10)	Dr. Balanson received 5,000 restricted shares of our Common Stock under the Omnibus Plan on November 20, 2005. 100% of the shares will vest when the company fills a certain senior management position.

(11)	Dr. Balanson received 2,475 restricted shares of our Common Stock under the Omnibus Plan on May 4, 2006. 100% of the shares will vest if the Company achieves a certain target revenue in calendar year 2007.

(12)	Dr. Balanson received 2,475 restricted shares of our Common Stock under the Omnibus Plan on May 4, 2006. 100% of the shares will vest if the Company achieves a certain target revenue in calendar year 2007.

(13)	Dr. Balanson received 10,000 restricted shares of our Common Stock under the Omnibus Plan on June 22, 2005. 100% of the shares will vest when the Company achieves certain profitability targets.

(14)	Dr. Balanson received 10,050 restricted shares of our Common Stock under the Omnibus Plan on January 25, 2006. 100% of the shares will vest when the Company completes a certain licensing transaction.

(15)	Dr. Balanson received 10,000 restricted shares of our Common Stock under the Omnibus Plan on June 22, 2005. 100% of the shares will vest when the Company achieves a certain automotive ultracap design-in win.

(16)	Mr. Hart was granted an option to purchase 125,000 shares of our Common Stock under the Omnibus Plan on August 16, 2005. 30% of the shares subject to the option vested on 8/16/2006, 30% will vest on 8/16/2007, 20% will vest on 8/16/2008 and the final 20% will vest on 8/16/2009 provided Mr. Hart remains in continuous service to the Company through the applicable vesting date.

(17)	Mr. Hart received 5,000 restricted shares of our Common Stock under the Omnibus Plan on January 25, 2006. 100% of the shares will vest when the Company completes a certain licensing transaction.

(18)	Mr. Hart received 5,000 restricted shares of our Common Stock under the Omnibus Plan on August 16, 2005. 100% of the shares will vest when the Company achieves certain profitability targets.

(19)	Mr. Riedo was granted an option to purchase 30,000 shares of our Common Stock under our 1995 Stock Option Plan on July 23, 2002. 30% of the shares subject to the option vested on 7/23/2003, 30% vested on 7/23/2004, 20% vested on 7/23/2005 and the remaining 20% vested on 7/23/2006.

(20)	Mr. Riedo was granted an option to purchase 33,000 shares of our Common Stock under our 1995 Stock Option Plan on November 26, 2003. 100% of the shares subject to the option vested on 11/26/2004.

(21)	Mr. Riedo was granted an option to purchase 20,000 shares of our Common Stock under our 1995 Stock Option Plan on October 28, 2003. 30% of the shares subject to the option vested on 10/28/2004, 30% vested on 10/28/2005, 20% vested on 10/28/2006 and the remaining 20% will vest on 10/28/2007 provided Mr. Riedo remains in continuous service to the Company through such date.

(22)	Mr. Riedo received 7,500 restricted shares of our Common Stock under the Omnibus Plan on November 20, 2005. 100% of the shares will vest if the Company achieves a certain revenue target in calendar year 2007.

(23)	Mr. Riedo received 3,500 restricted shares of our Common Stock under the Omnibus Plan on May 4, 2006. 100% of the shares will vest when the Company achieves a certain ultracap design-in win.

(24)	Mr. Riedo received 6,667 restricted shares of our Common Stock under the Omnibus Plan on June 22, 2005. 100% of the shares will vest when the Company achieves certain profitability targets.

(25)	Mr. Riedo received 3,500 restricted shares of our Common Stock under the Omnibus Plan on May 4, 2006. 100% of the shares will vest when the Rossens production line achieves a certain volume target.

(26)	Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing price of the Company Common Stock at the end of fiscal year 2006, which was $13.95 on December 29, 2006. The actual value realized by the offer depend on whether the shares vest and the future performance of our common stock.

2006 OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2006 and the number of shares of restricted stock held by each named executive officer that vested during fiscal year 2006.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(d)	(e)
Richard D. Balanson	20,000	409,400
	5,000	74,900

Tim T. Hart	15,000	258,000

Alain R. Riedo	13,333	272,927

(1)	Value realized is based on the fair market value of our Common Stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Richard D. Balanson, Ph.D.

Pursuant to his employment agreement, if Dr. Balanson’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to his annual base salary in effect on the date of termination, and (b) all stock options then held by Dr. Balanson will continue to vest according to their terms until the first anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the first anniversary of the date of termination.

If Dr. Balanson’s employment terminates due to death or disability, he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to 6 months of his annual base salary in effect on the date of termination. In addition, upon the termination of his employment due to death or disability prior to a performance-vesting milestone, all restricted stock awards made to Dr. Balanson will accelerate and become immediately exercisable.

If Dr. Balanson’s employment is terminated by the Company without cause or he resigns following the occurrence of certain triggering events, in either case within 3 years after a change in control of the Company, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for one year. In addition, all stock options held by Dr. Balanson will accelerate and become immediately exercisable upon a change of control of the Company pursuant to which either his compensation or responsibilities as an employee are reduced or the headquarters of the Company are moved to a location outside a 30 mile radius of the Company’s existing headquarters, while all restricted stock awards made to Dr. Balanson will accelerate and become immediately exercisable upon a change of control.

If payment of any of the severance benefits described above result in excise tax being imposed under Section 4999 of the Internal Revenue Code of 1986, then the Company will pay Dr. Balanson an additional amount (the “gross up payment”) equal to (a) the amount of such excise tax and (b) the amount necessary to pay federal and California income tax arising from the payment described in clause (a).

Tim T. Hart

Pursuant to his employment agreement, if Mr. Hart’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Hart will continue to vest according to their terms until the six-month anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the six-month anniversary of the date of termination.

If Mr. Hart’s employment terminates due to death or disability, he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to 6 months of his annual base salary in effect on the date of termination. In addition, upon the termination of his employment due to death or disability prior to a performance-vesting milestone, all restricted stock awards made to Mr. Hart will accelerate and become immediately exercisable.

If Mr. Hart’s employment is terminated by the Company without cause or he resigns following the occurrence of certain triggering events, in either case within 3 years after a change in control of the Company, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to one-half his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for six months. In addition, if the Company shall so determine in its discretion, stock options held by Mr. Hart may accelerate and become immediately exercisable in whole or in part upon a change of control of the Company, while all restricted stock awards made to Mr. Hart will accelerate and become immediately exercisable upon a change of control

If payment of any of the severance benefits described above result in excise tax being imposed under Section 4999 of the Internal Revenue Code of 1986, then the Company will pay Mr. Hart an additional amount (the “gross up payment”) equal to (a) the amount of such excise tax and (b) the amount necessary to pay federal and California income tax arising from the payment described in clause (a).

Alain R. Riedo

Pursuant to his employment agreement, if Mr. Riedo’s employment is terminated by the Company for any reason, he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to 3 months of his annual base salary in effect on the date of termination.

If Mr. Riedo’s employment terminates due to death or disability, he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to 2 months of his annual base salary in effect on the date of termination. In addition, upon the termination of his employment due to death or disability prior to a performance-vesting milestone, all restricted stock awards made to Mr. Riedo will accelerate and become immediately exercisable.

If Mr. Riedo’s employment is terminated by the Company after a change in control of the Company, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus an amount equal to his annual base salary. In addition, all stock options held by Mr. Riedo will accelerate and become immediately exercisable upon a change of control of the Company pursuant to which either his compensation or responsibilities as an employee are reduced or the headquarters of the Company are moved to a location outside a 30 mile radius of the Company’s existing headquarters, while all restricted stock awards made to Mr. Riedo will accelerate and become immediately exercisable upon a change of control.

Estimated Payments and Benefits

The following table describes the potential payments and benefits upon termination of our named executive officer’s employment before or after a change in control of the Company described above, as if each officer’s employment terminated as of December 29, 2006, the last business day of the 2006 fiscal year.

Name	Benefit	Voluntary Resignation / Termination for Cause	Termination without Cause Prior to Change in Control	Termination due to Death or Disability	Termination without Cause or Resignation following a Trigger Event after a Change in Control	Change in Control (no termination of employment)

Richard Balanson	Severance(1) ($)	0	345,000	172,500	690,000	0
	Option Acceleration(2) ($)	0	155,400	0	155,400	0
	Restricted Stock Acceleration(3) ($)	0	0	558,000	0	558,000
	Health, and Welfare(4) ($)	0	9,100	0	18,200	0
	Vacation Payout(1) ($)	79,618	79,618	79,618	79,618	0
	280G Gross-up(5) ($)	0	0	0	773,921	154,931
	Total Value ($)	79,618	589,118	810,118	1,717,139	712,931

Tim T. Hart	Severance(1) ($)	0	105,000	105,000	210,000	0
	Option Acceleration(2) ($)	0	0	0	0	1,220,625	(6)
	Restricted Stock Acceleration(3) ($)	0	0	139,500	0	139,500
	Health and Welfare(4) ($)	0	0	0	4,200	0
	Vacation Payout(1) ($)	30,518	30,518	30,518	30,518	0
	280G Grossup(5) ($)	0	0	0	892,482	731,885
	Total Value ($)	30,518	135,518	135,518	1,137,200	2,092,010

Alain Riedo	Severance(1) ($)	0	49,220	32,680	213,329	0
	Option Acceleration(2) ($)	0	0	0	55,800	0
	Restricted Stock Acceleration(3) ($)	0	0	295,280	0	295,280
	Health and Welfare(4) ($)	0	0	0	0	0
	Vacation Payout(1) ($)	33,134	33,134	33,134	33,134	0
	Total Value ($)	33,134	82,354	361,094	302,263	295,280

(1)	For purposes of valuing the severance and vacation payments in the table above, we used each executive’s base salary at the end of 2006 and the number of accrued but unused vacation days at the end of 2006.

(2)	The value of option acceleration shown in the table above was calculated based on the assumption that the officer’s employment termination and the change in control (if applicable) occurred on December 29, 2006. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the difference between $13.95, which was the closing price of the Company’s common stock on December 29, 2006, and the exercise price of the option.

(3)	The value of restricted stock acceleration shown in the table above was calculated based on the assumption that the officer’s employment and the change in control (if applicable) occurred on December 29, 2006. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each restricted stock grant by the closing price of the Company’s common stock on December 29, 2006.

(4)	Amounts reflect the current cost to the Company of the individual’s health and welfare benefits per year, which was then multiplied by the applicable multiple pursuant to the change in control severance plan.

(5)	The calculation of the gross-up payment in the above table is based upon an excise tax rate of 20%, a 35% federal supplemental tax rate, a 1.45% Medicare tax rate and a 9.3% state income tax rate. For purposes of this calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation.

(6)	Pursuant to Mr. Hart’s option, the Company, at its discretion, may determine if, and to what extent, accelerated vesting shall occur upon a change of control. The value of option acceleration shown in the table above was calculated based on the assumption that the change in control (if applicable) occurred on December 29, 2006 and that the Company had elected to accelerate 100% of the unvested portion of the option.

SECURITIES FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	2,266,545	$8.52	238,765
Equity compensation plans not approved by security holders (1)	1,993,567	$17.54	N/A
Total	4,260,112	$12.74	238,765

(1)	On November 9, 1999 (the “Grant Date”), Mr. Eibl received a special one-time stock option grant (the “Option”) as an inducement for him to accept employment as the Company’s chief executive officer. The Option is a non-qualified stock option to purchase an aggregate of 294,030 shares of the Company’s Common Stock (of which an option to purchase 283,030 share of Common Stock currently remains outstanding) at the purchase price of $8.75 per share. The Option term is a period of 120 months from and after the Grant Date. As of the date of this disclosure, the Option is fully vested.

Under the Option agreement, if Mr. Eibl ceases to be employed by the Company for any reason other than his death, Mr. Eibl may, during the sixty (60) day period following his termination with the Company, exercise the Option to the extent that the Option was exercisable on the date of his termination. The Option is subject to adjustment by reason of a recapitalization, reclassification, stock split, combination of shares, dividend or other distribution payable in capital stock. The Option may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

RELATED PARTY TRANSACTIONS

Montena SA, the former parent company of Montena and a significant shareholder of Maxwell Technologies, Inc., is the lessor for the Company’s headquarters in Rossens, Switzerland. During the years ended December 31, 2006, 2005 and 2004, the Company paid zero, $797,000 and $795,000, respectively, in rental fees to Montena SA. In January 2006, Montena SA sold the building to an unrelated third party and all payments for the Rossens property lease have been made to that unrelated party in 2006.

OTHER BUSINESS

The Board does not intend to present any other business at the Meeting and knows of no other matters which will be presented at the Meeting.

INCORPORATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” certain information into this proxy statement, which means that the Company can disclose important information to you by referring you to another document the Company is providing to you. This proxy statement incorporates by reference the consolidated financial statements and the notes related thereto contained in the Company’s Annual Report, a copy of which is being furnished to you with this proxy statement. Copies of all documents incorporated by reference may be obtained by written request of the Company’s Corporate Secretary at Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123.

By Order of the Board of Directors,

Tim T. Hart Secretary

April 4, 2007

San Diego, California

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

APPENDIX “A”

2005 Omnibus Equity Incentive Plan

Maxwell Technologies Inc.

2005 Omnibus Equity Incentive Plan

1.    Purpose, History and Effective Date.

a.    Purpose. The Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, employees, directors or consultants and (ii) to increase stockholder value. The Plan will provide Participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock on the potentially favorable terms that this Plan provides.

b.    History. Prior to the effective date of this Plan, the Company had in effect the 1995 Plan. Upon stockholder approval of this Plan, no new awards will be granted under the 1995 Plan.

c.    Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 14.

2.    Definitions. Capitalized terms used in this Plan have the following meanings:

a.    “1995 Plan” means the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan.

b.    “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

c.    “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or Dividend Equivalent Units.

d.    “Award Agreement” means a written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.

e.    “Board” means the Board of Directors of the Company.

f.    “Change of Control” means, subject to the provisions of this Section 2(f) the occurrence of any one of the following events:

(i)    the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by Persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)    the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)    a change in the composition of the Board, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (A) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv)    any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “Person” shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

Notwithstanding anything to the contrary contained herein, the occurrence of any event listed in this Section 2(f) shall not constitute a Change of Control unless and until the Committee makes an affirmative determination in writing that such occurrence constitutes a Change of Control for purposes of this Plan. In addition, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

g.    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

h.    “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

i.    “Company” means Maxwell Technologies, Inc., a Delaware corporation, or any successor thereto.

j.    “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

k.    “Disability” has the meaning ascribed to the term in Code Section 22(e)(3), as determined by the Committee.

l.    “Disinterested Persons” means the non-employee directors of the Company within the meaning of Rule 16b-3 as promulgated under the Exchange Act.

m.    “Dividend Equivalent Unit” means the right to receive a payment equal to the cash dividends paid with respect to a Share.

n.    “Effective Date” means the date the Company’s stockholders approve this Plan.

o.    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

p.    “Fair Market Value” means, per Share on a particular date, (i) if the Stock is listed for trading on The Nasdaq National Market, the last reported sales price on the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on The Nasdaq National Market; or (ii) if the Stock is not listed or admitted to trading on The Nasdaq National Market, the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date the Stock is not quoted by any such organization, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee.

q.    “Incentive Stock Option” means an Option that meets the requirements of Code Section 422.

r.    “Option” means the right to purchase Shares at a specified price during a specified period of time.

s.    “Participant” means an individual selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient.

t.    “Performance Goals” means any goals the Committee establishes that relate to one or more of the following for such period as the Committee specifies:

(i)    Revenue;

(ii)    Earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA as adjusted);

(iii)    Income before income taxes and minority interests;

(iv)    Operating income;

(v)    Pre- or after-tax income;

(vi)    Average accounts receivable;

(vii)    Cash flow;

(viii)    Cash flow per share;

(ix)    Net earnings;

(x)    Basic or diluted earnings per share;

(xi)    Return on equity;

(xii)    Return on assets;

(xiii)    Return on capital;

(xiv)    Growth in assets;

(xv)    Economic value added;

(xvi)    Share price performance;

(xvii)    Total stockholder return;

(xviii)    Improvement or attainment of expense levels;

(xix)    Market share or market penetration;

(xx)    Business expansion, and/or acquisitions or divestitures; or

(xxi)    With respect to Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), any other performance goals as determined by the Committee, provided that any such goal(s) are established in writing by the Committee no later than 90 days after the commencement of the period of service to which the goal relates and while the achievement of such goal(s) is substantially uncertain.

The Committee may specify at the time an Award is made that the Performance Goals are to be measured for an individual, the Company, for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, and/or that the Performance Goals are to be measured either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

u.    “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

v.    “Performance Units” means the right to receive a payment, based on a number of units with a specified value, to the extent Performance Goals are achieved.

w.    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof.

x.    “Plan” means this Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan, as may be amended from time to time.

y.    “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

z.    “Restricted Stock Unit” means the right to receive a payment which right may vest upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service, with each unit having a value equal to the Fair Market Value of one or more Shares, or the average of the Fair Market Value of one or more Shares over such period as the Committee specifies.

aa.    “Retirement” means , unless the Committee determines otherwise in an Award Agreement, termination of employment from the Company and its Affiliates on or after age 65 with five (5) years of continuous service with the Company and its Affiliates.

bb.    “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

cc.    “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

dd.    “Share” means a share of Stock.

ee.    “Stock” means the common stock of the Company.

ff.    “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

gg.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

3.    Administration.

a.    Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or Award Agreement in the manner and to the extent it deems desirable to carry this Plan, such Award or such Award Agreement into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and any other individual with a right under the Plan or under any Award.

b.    Delegation to Other Committees or CEO. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to the Chief Executive Officer of the Company, any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board or Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or the Chief Executive Officer to the extent of such delegation.

c.    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf.

4.    Eligibility. The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or any of its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or other employee, a Director, or a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

5.    Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Awards granted under the Plan shall be evidenced by an Award Agreement except to the extent the Committee provides otherwise.

6.    Shares Reserved under this Plan.

a.    Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of seven hundred fifty thousand (750,000) Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. Notwithstanding the foregoing, the Company may issue only seven hundred fifty thousand (750,000) Shares upon the exercise of Incentive Stock Options.

b.    Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a), including issuance as Incentive Stock Options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award or the withholding taxes due as a result of the issuance or receipt of a payment or Shares under an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to Incentive Stock Options.

c.    Addition of Shares from Predecessor Plan. After the Effective Date, if any Shares subject to awards granted under the 1995 Plan would again become available for new grants under the terms of such plan, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the 1995 Plan after the Effective Date.

d.    Participant Limitations. Subject to adjustment as provided in Section 16, with respect to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m), no Participant may be granted Awards that could result in such Participant:

(i)    receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than two hundred fifty thousand (250,000) Shares (reduced, in the initial calendar year in which this Plan is effective, by the number of options granted to a Participant under the 1995 Plan in such year, if any), except that Options and/or Stock Appreciation Rights granted to a new employee in the calendar year in which his or her employment commences may not relate to more than five hundred thousand (500,000) Shares;

(ii)    receiving in any calendar year Awards of Restricted Stock and/or Restricted Stock Units relating to more than two hundred fifty thousand (250,000) Shares;

(iii)    receiving in any calendar year Awards of Performance Shares, and/or Awards of Performance Units (the value of which is based on the Fair Market Value of a Share), for more than two hundred fifty thousand (250,000) Shares; or

(iv)    receiving in any calendar year Awards of Performance Units (the value of which is not based on the Fair Market Value of a Share) that could result in a payment of more than Two Hundred Fifty Thousand Dollars ($250,000).

With respect to Awards that are not intended to meet the requirements of performance-based compensation under Code Section 162(m), the Committee may grant Awards in excess of the limits described in this subsection (d), but only if such discretion would not cause Awards that are intended to be performance-based compensation under Code Section 162(m) from being treated as such.

7.    Options.

a.    Discretionary Grants. Except as provided in subsection (b) and subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

(i)    Whether the Option is an Incentive Stock Option, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; provided that in the case of an Incentive Stock Option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which all Incentive Stock Options are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded.

(ii)    The number of Shares subject to the Option.

(iii)    The exercise price per Share, which may not be less than the Fair Market Value of a Share as determined on the date of grant; provided that (i) no Incentive Stock Option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless the exercise price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price per Share be less than the Fair Market Value of a Share as determined on the date of grant).

(iv)    The terms and conditions of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals or may provide for an acceleration of the exercisability upon the Participant’s death, Disability or Retirement.

(v)    The termination date, except that each Option must terminate no later than the tenth (10th) anniversary of the date of grant, and each Incentive Stock Option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than the fifth (5th) anniversary of the date of grant. Notwithstanding the foregoing, the Committee may extend the term of an Option for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the Option’s termination date.

(vi)    The exercise period following a Participant’s termination of employment or service.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

8.    Stock Appreciation Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:

a.    Whether the SAR is granted independently of an Option or relates to an Option; provided that if an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

b.    The number of Shares to which the SAR relates.

c.    The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.

d.    The terms and conditions of exercise or maturity, which may include a provision that accelerates the exercisability of the SAR upon the Participant’s death, Disability or Retirement. Notwithstanding the foregoing, unless the Committee determines otherwise in the Award Agreement, if on the date when the SAR expires or otherwise terminates, the grant price for the SAR is less than the Fair Market Value of a Share, then the unexercised portion of the SAR that was exercisable immediately prior to such date shall automatically be deemed exercised.

e.    The term, provided that an SAR must terminate no later than 10 years after the date of grant. Notwithstanding the foregoing, the Committee may extend the term of an SAR for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the SAR’s termination date.

f.    Whether the SAR will be settled in cash, Shares or a combination thereof.

9.    Performance Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Performance Shares or Performance Units, including but not limited to:

a.    The number of Shares and/or units to which such Award relates, and with respect to Performance Units, whether the value of each unit will be based on the Fair Market Value of one or more Shares, the average of the Fair Market Value of one or more Shares over such period as the Committee specifies, or such other value as the Committee specifies in the Award Agreement.

b.    One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award.

c.    Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.

d.    With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.

10.    Restricted Stock and Restricted Stock Unit Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units, including but not limited to:

a.    The number of Shares and/or units to which such Award relates.

b.    The period of time over which the restrictions imposed on Restricted Stock will lapse and the vesting of Restricted Stock Units will occur, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; provided that, subject to the provisions of Section 10(c), an Award that is subject to the achievement of Performance Goals must have a restriction or vesting period of at least one year, and an Award that is not subject to Performance Goals must have a restriction or vesting period of at least three years. Notwithstanding the foregoing, if the Committee determines in its sole discretion that an Award of Restricted Stock or Restricted Stock Units is granted to a Participant in lieu of cash compensation (including without limitation bonus cash compensation), the Committee may impose such restriction or vesting period on such Award as it determines.

c.    Whether all or any portion of the restrictions or vesting schedule imposed on the Award will lapse or be accelerated upon a Participant’s death, Disability or Retirement.

d.    With respect to Restricted Stock Units, whether to settle such Awards in cash, Shares, or a combination of cash and Shares.

e.    With respect to Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the restrictions or to issue such Shares with an appropriate legend referring to such restrictions.

f.    Whether dividends paid with respect to an Award of Restricted Stock will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

11.    Dividend Equivalent Units. Subject to the terms and conditions of this Plan, the Committee will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether such Award will be granted in tandem with another Award, and the form, timing and conditions of payment.

12.    Payment of Directors’ Fees in Options. Subject to such restrictions as may be imposed by the Board, a Director may elect to receive all or any portion of his or her annual cash retainer payment from the Company in the form of Options. The number of Options granted as a result of such election shall be determined by multiplying the amount of foregone cash compensation by four (4), and dividing such product by the Fair Market Value of a Share on the date the cash compensation would have otherwise been paid to the Director. Such Options shall be issued under and subject to the terms of this Plan. An election under this Section 12 shall be filed with the Company on such form and in such manner as the Board determines.

13. Transferability.    Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

14. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

a.    Term of Plan. This Plan will terminate on the tenth anniversary of the Effective Date unless the Board or Committee earlier terminates this Plan pursuant to Section 14(b).

b.    Termination and Amendment. The Board or the Committee may amend, suspend or terminate this Plan at any time, subject to the following limitations:

(i)    the Board must approve any amendment, suspension or termination of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law;

(ii)    stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)    stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 16); or (B) an amendment to the provisions of Section 14(e).

c.    Amendment, Modification or Cancellation of Awards. Except as provided in Section 14(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 16), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 16(a) or the modification of an Award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

d.    Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 14 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

e.    Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.

f.    Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

15.    Taxes.

a.    Withholding Right. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

b.    Use of Shares to Satisfy Tax Withholding. The Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with an Award by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent required to avoid an expense on the Company’s financial statements. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

16.    Adjustment Provisions; Change of Control.

a.    Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 16(c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)), and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the amount the holder could have received in respect of such Award under Section 16(c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. Without limitation, subject to Participants’ rights under Section 16(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

b.    Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

c.    Change of Control.

(i)    The Committee may specify, either in an Award Agreement or at the time of a Change of Control, whether an outstanding Award shall become vested and/or payable, in whole or part, as a result of the Change of Control.

(ii)    If, in connection with the Change of Control, the Options and SARs issued under the Plan are not assumed, or if substitute Options and SARs are not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Award prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Participant as of the date of the Change of Control, including but not limited to the right of the Participant to receive shares upon exercise of the Option or SAR that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option or SAR that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s or SAR’s expiration date), to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option or SAR (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award. If the Committee so determines prior to the Change of Control, any such Option or SAR that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

(iii)    If, in connection with the Change of Control, the Shares issued to a Participant as a result of the accelerated vesting or payment of a Restricted Stock Award, Performance Share Award, Restricted Stock Unit Award, Performance Unit Award or Dividend Equivalent Award under this subsection (c) are not registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of such Shares shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control, to receive, in exchange for the surrender of such Shares an amount of cash equal to the greater of the Fair Market Value of a Share on the Change of Control date or the Fair Market Value of such Share on the date of surrender.

d.    Parachute Payment Limitation.

(i)    Scope of Limitation. This Section 16(d) shall apply to an Award only if:

(A)	the independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Code Section 4999), will be greater after the application of this Section 16(d) than it was before the application of this Section 16(d); or

(B)	the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 16(d) (regardless of the after-tax value of such Award to the Participant).

If this Section 16(d) applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

(ii)    Basic Rule. Except as may be set forth in a written agreement by and between the Company and the holder of an Award, in the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 16(d), the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G.

(iii)    Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Code Section 280G, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 16(d), present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the Auditors under this Section 16(d) shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(iv)    Overpayments and Underpayments. As a result of uncertainty in the application of Code Section 280G at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Code Section 4999. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Code Section 7872(f)(2).

(v)    Related Corporations. For purposes of this Section 16(d), the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Code Section 280G(d)(5).

17.    Miscellaneous.

a.    Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)    one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that if Shares would have otherwise been issued under an Award but for the deferral described in this paragraph, then such Shares shall be treated as if they were issued for purposes of Sections 6(a));

(ii)    the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iii)    conditioning the grant or benefit of an Award on the Participant’s agreement to comply with covenants not to compete, not to solicit employees and customers and not to disclose confidential information that may be effective during or after the Participant’s employment or service, and/or provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award as a result of the breach of such covenant;

(iv)    the automatic grant of a new Option (the “replenishment Option”) to a Participant who pays the exercise price of an existing Option in Shares; provided that the replenishment Option shall cover only that number of Shares that is used to pay the exercise price and shall expire at the same time as the original Option to which it relates;

(v)    restrictions on resale or other disposition of Shares, including imposition of a retention period; and

(vi)    compliance with federal or state securities laws and stock exchange requirements.

b.    Employment or Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i)    a Participant who transfers employment between the Corporation and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii)    a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)    a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)    a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

c.    No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

d.    Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

e.    Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

f.    Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, shall be a court sitting in the County of Los Angeles, or the Federal District Court for the Central District of California sitting in the County of Los Angeles, in the State of California, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

g.    Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

h.    Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

i.    Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE FOR WITHHELD FOR ALL

1. Election of Directors of the Company in Class II to serve until the 2010 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

Nominees: 01 Mark Rossi 02 Burkhard Goeschel and 03 Jean Lavigne

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

2. Ratification of the appointment of McGladrey & Pullen LLP as the Company’s Independent auditors for the 2007 fiscal year.

3. Amendment to the 2005 Omnibus Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the 2005 Omnibus Equity Incentive Plan from 750,000 shares to 1,750,000 shares.

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

Signature Signature Date , 2007

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:            DATE:            TIME:

Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML)

ESPP Plan            340            Color Stripe             Green

MAXWELL TECHNOLOGIES, INC.

DIRECTION CARD

TO: COMPUTERSHARE, ADMINISTRATOR

MAXWELL TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction card, the number of shares of Maxwell Technologies, Inc. Common Stock held for my account in the Maxwell Technologies, Inc. Employee Stock Purchase Plan (the “Plan”) at the 2007 Annual Meeting of Stockholders of Maxwell Technologies, Inc., to be held on May 3, 2007, or any adjournment thereof, as marked on the reverse side of this Direction card.

Unless Computershare, as Administrator for the Plan, receives my vote by April 30, 2007, it will not vote the shares allocated to my Plan account.

THIS VOTING INSTRUCTION WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE FOR WITHHELD FOR ALL

1. Election of Directors of the Company in Class II to serve until the 2010 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

Nominees: 01 Mark Rossi 02 Burkhard Goeschel and 03 Jean Lavigne

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

2. Ratification of the appointment of McGladrey & Pullen LLP as the Company’s Independent auditors for the 2007 fiscal year.

3. Amendment to the 2005 Omnibus Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the 2005 Omnibus Equity Incentive Plan from 750,000 shares to 1,750,000 shares.

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

Signature Signature Date, 2007

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/mxwl Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:            DATE:            TIME:

Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML)

Registered Quantity (common)            840            Broker Quantity            100

MAXWELL TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MAXWELL TECHNOLOGIES, INC. hereby appoints Richard D. Balanson and Tim T. Hart, and each of them with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2007 Annual Meeting of Stockholders of MAXWELL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), to be held on May 3, 2007, at 11:00 a.m., local time, at The Courtyard by Marriott, 8651 Spectrum Center Blvd., San Diego, California 92123 and at any adjournment(s) thereof, with all power, including voting rights, which the undersigned would possess if personally present at said meeting on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

The undersigned hereby revokes any prior proxy and ratifies and confirms all that the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned hereby acknowledges receipt of the Notice of the 2007 Annual Meeting of Stockholders and accompanying Proxy Statement dated April 4, 2007.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR WITHHELD

FOR ALL

1. Election of Directors of the Company in Class II to serve until the 2010 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

Nominees: 01 Mark Rossi 02 Burkhard Goeschel and 03 Jean Lavigne

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

2. Ratification of the appointment of McGladrey & Pullen LLP as the Company’s Independent auditors for the 2007 fiscal year.

3. Amendment to the 2005 Omnibus Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the 2005 Omnibus Equity Incentive Plan from 750,000 shares to 1,750,000 shares.

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

Signature Signature Date , 2007

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:            DATE:            TIME:

Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML)

401k Plan            190            Color Stripe             Blue

MAXWELL TECHNOLOGIES, INC.

DIRECTION CARD

TO: PRUDENTIAL RETIREMENT SERVICES, TRUSTEE

MAXWELL TECHNOLOGIES, INC. 401(K) PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction card, the number of shares of Maxwell Technologies, Inc. Common Stock held for my account in the Maxwell Technologies, Inc. 401(k) Plan (the “Plan”) at the 2007 Annual Meeting of Stockholders of Maxwell Technologies, Inc., to be held on May 3, 2007, or any adjournment thereof, as marked on the reverse side of this card.

Unless Prudential Retirement Services, as Trustee for the Plan, receives my vote by April 30, 2007, it will not vote the shares allocated to my Plan account.

THIS VOTING INSTRUCTION WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE